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                         WINN-DIXIE STORES, INC.

                       PROFIT SHARING/401(K) PLAN

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                                                     Amended and Restated
                                      Effective as of January 1, 1993, as
                                          Amended through October 6, 1993
                             ARTICLE I


                               Definitions

1. Account Value:  The value of a Participant's Employer
Contributions Account, Before-Tax Contributions Account and/or
Matching Contributions Account, as the case may be, determined as of any Valuation Date.

2. Actual Deferral Percentage: The ratio (expressed as a percentage) of Before-Tax Contributions, Qualified Employer Deferral Contributions and as the Administrator deems necessary Matching Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Deferral Compensation for the Plan Year.

3. Administrative Committee: The committee appointed pursuant to the provisions of Section A. of Article IX hereof.

4. Affiliate: Any corporation (other than the Company) which is a member of a "controlled group of corporations" (as that term is defined in IRC 414(b) of which the Company is a member, and any trade or business under "common control" (as that term is defined in IRC 414(c)) with the Company or any organization which is a member of the same affiliated service group (as that term is defined in IRC 414(m)) with the Company.

5. Alternate Payee: The spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having right to receive all, or a portion of, the benefits payable under the Plan to the Participant.

6. Amendment Effective Date: July 1, 1989, except as otherwise provided herein.

7. Annual Defined Contribution Addition: Effective July 1, 1987, for each Participant, for any Limitation Year, the sum of:

         (a) contributions made by any Controlled Group Member allocable with respect to such Participant under any Defined
Contribution Plans;

         (b) contributions made by such Participant to any Defined Contribution Plans; and

         (c) forfeitures allocable with respect to such Participant under any Defined Contribution Plans.

A reinstatement of forfeitures upon a Participant's reemployment shall not be included in the Annual Defined Contribution Addition.

8. Average Actual Deferral Percentage: The average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible
Participants as a group.

9. Average Contribution Percentage: The average (expressed as a percentage) of the Contribution Percentages of the Eligible
Participants in a group.

10. Before-Tax Contributions: The contributions made by an Employer on behalf of a Participant pursuant to the Participant's election to reduce his Compensation as described in Section A,
Article V hereof.

11. Before-Tax Contributions Account: The account established pursuant to Section A of Article VI to which such Participant's
Before-Tax Contributions are allocated.

12. Beneficiary: Any person designated by a Participant to receive any payments of benefits due after his death, or in the absence of a valid designation, the person entitled to receive such payment pursuant to the terms of the Plan.

13. Benefit Accounts: A Participant's Before-Tax Contributions Account, Matching Contributions Account and Employer Contributions Account.

14. Board: The Board of the Company and any person empowered by the Company's certificate of incorporation or bylaws to exercise the powers of the Board with respect to the Plan.

15.      Company:  Winn-Dixie Stores, Inc. or any successor thereto.

16. Compensation: All compensation paid by the Company or a Participating Affiliate to a Participant while an Eligible Employee (except bonuses determined by the Employer to be extraordinary or special) which is reportable on his Form W-2 and compensation which is not currently includible in the Participant's gross income by reason of the application of IRC 125 or 402(a)(8). In no instance shall the Compensation of any Participant for any Plan Year considered under this Plan exceed $200,000 (as indexed by the IRS at the same time and manner as IRC 415(d)).

17. Contribution Percentage: The ratio (expressed as a percentage), of the Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year and, as the Administrator deems necessary, Before-Tax Contributions, to the Eligible Participant's Deferral Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan
Year). For purposes of computing the Contribution Percentages, an Employee who would be a Participant but for the failure to make Before-Tax Contributions shall be treated as a Participant on whose behalf no Before-Tax Contributions are made.

18. Controlled Group Member: Any corporation during the time it is a member of a "controlled group of corporations" (as that term is defined in IRC 414(b) as modified by IRC 415(h)) of which the Company is a member, any trade or business during the time it is under "common control" (as that term is defined in IRC 414(c) as modified by 414(h)) with the Company and any organization which is a member of the same affiliated service group (as that term is defined in IRC 414(m)) with the Company.

19. Deferral Compensation: Compensation paid by the Company or a Participating Affiliate to the Participant during the taxable year end with or within the Plan Year which is required to be reported as wages on the Participant's Form W-2 and compensation which is not currently includible in the Participant's gross income by reason of the application of IRC 125 or 402(a)(8). In no instance shall the Compensation of any Participant for any Plan
Year considered under this Plan exceed $200,000 (as indexed by the IRS at the same time and manner as under IRC 415(d)).

20. Defined Benefit Plan: Any defined benefit plan qualified under IRC 401, maintained at any time by a corporation which is, or at any time was, a Controlled Group Member (regardless of whether such corporation was a Controlled Group Member at such time) with the Company.

21. Defined Contribution Plan: Any defined contribution plan, qualified under IRC 401, maintained at any time by a corporation which is, or at any time was, a Controlled Group Member (regardless of whether such corporation was a Controlled Group Member at such time).

22. Determination Date: For any Plan Year, the last day of the preceding Plan Year.

23. Disability: A physical or mental condition which would permanently prevent the Participant from performing satisfactorily the duties then assigned to him or other duties his Employer is willing to assign to him. The final determination of whether a Participant has a disability shall be made in the discretion of the Administrative Committee. Such decision shall be final and binding on all parties hereto.

24.      Disability Retirement:  Termination of Employment of a
Participant who has incurred a Disability.

25.      Effective Date:  July 1, 1976.

26. Early Retirement: Termination of Employment of Participant at or after a Participant's 55th birthday but prior to Participant's
65th birthday.

27. Eligible Elective Participants: Any Employee who is otherwise authorized under the terms of the Plan to have Before-Tax
Contributions or Qualified Employer Deferral Contribution allocated to his Benefit Accounts for a Plan Year.

28. Eligible Employee: Effective July 1, 1988, every Employee of an Employer; provided however,

         (a) any Employer may, by corporate action, designate a class of its Employees which will be considered Eligible Employees.

         (b) an Employee who is duly represented by the collective bargaining agent of a bargaining unit shall be an Eligible Employee only, if and when, the Employees of such bargaining unit are eligible to become Plan Participants pursuant to the terms of a collective bargaining agreement, and

         (c) an Employee of a foreign subsidiary which is an Employer shall be an Eligible Employee only if he is a citizen of the United States and such foreign subsidiary subject to an agreement entered into under IRC 3121(1).

29. Eligible Participant: Any employee of the Company or an Affiliate who is otherwise authorized under the terms of the Plan to have Employer Contributions or Matching Contributions allocated to his account for the Plan Year.

30.      Employee:  Any person employed by the Company or an Affiliate.

31. Employer: The Company and each Affiliate which elects to adopt the Plan for its Employees pursuant to Section G of Article XII.

32.      Employer Contributions:  Contributions to the Plan by an
Employer, not conditional upon Before-Tax Contributions, pursuant to Section B of Article V.

33. Employer Contributions Account: The account established pursuant to Section A of Article VI to which each Participant's
Employer Contributions are allocated.

34.      Employment:  The period of time as an Employee.

35.      Entry Date:  Each July 1 and January 1 on or after the
Amendment Effective Date.

36.      ERISA:  The Employee Retirement Income Security Act of 1974, as
Amended.

37.      Family Member:  An individual described in IRC  414(q)(6)(B).

38. Fiscal Year: The business period used by the Employer for federal income tax purposes.

39.      Fund:  The assets held in the Trust.


40.      Highly Compensated Employee:  An employee described in IRC
414(q).

41.      Hour of Service:

         (a) Each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliate for the performance of duties for the Company or an Affiliate;

         (b) Each hour which would have been credited if the payment represented by a back pay award, regardless of mitigation of damages, had been made in the period to which the award pertains;

         (c) Each hour (up to a maximum of 501 hours on account of any single continuous period) for which an Employee is directly or indirectly paid, or entitled to such payment, by the Company or an Affiliate for reasons (such as vacation, sickness or other leave of absence or layoff) other than for the performance of duties for the Company or an Affiliate, which hours shall be determined and credited pursuant to the rules prescribed by 29 C.F.R. 2530.200b-2(b) and (c).

         (d) Each hour for which an Employee is required to be given credit by applicable Federal law other than ERISA; and

         (e) Each hour for which an individual considered an Employee for purposes of this Plan under IRC 414(n) is considered paid by the Company or an Affiliate.

         (f) Each hour, for any purpose under the Plan, which the Board in a uniform and nondiscriminatory manner shall determine.

   No hour shall be credited under more than one Subparagraph of this Paragraph. The Administrative Committee may choose, in its sole discretion, to credit one or more groups of full-time salaried employees for whom records are not maintained with 10, 45, 90, 95 or 190 Hours of Service for each day, week, biweekly period, semi-monthly period or month, respectively, for which each member of such group would be entitled to credit for one Hour of Service under Subparagraph (a), (c), (d) or (e) of this Paragraph.

42. Investment Fund: One of the investment funds selected by the Administrative Committee in which the assets of the Trust are invested.

43. Investment Manager: Any person serving as an investment manager under appointment by the Administrative Committee.

44.      IRC:  Internal Revenue Code of 1986, as amended.

45. Leased Employee: Any person who is not an Employee of the Company and provides services to the Company if:

         a) such services are provided pursuant to an agreement between the Company and any other person;

         b) such person has performed such services for the Company on a substantially full-time basis for a period of at least one year; and

         c) such services are of a type historically performed in the business field of the Company, by Employees.

46. Life Expectancy: The period of years and fraction thereof of Member's life expectancy or a joint life expectancy of a Member and his Beneficiary as determined under Tables V and VI of Treasury
Regulations 1.72-9, respectively.

47. Limitation Compensation: All compensation actually paid or made available to a Participant by a Controlled Group Member during a Limitation Year, including income from sources without the United States otherwise excluded from gross income under IRC 911, but excluding deferred compensation, stock options and other distributions which receive special tax benefit.

48.      Limitation Year:  The Plan Year.

49.      Matching Contributions:  Contributions to the Plan by an
Employer on behalf of a Participant, conditioned on the making of Before-Tax Contributions, pursuant to Section C of Article V.

50. Matching Contributions Account: The account established pursuant to Section A of Article VI to which each Participant's
Matching Contributions are allocated.

51. Member: A Participant, or former Participant for whom the final determination of benefits due him under the Plan has not been made.

52. Named Fiduciary: A "named fiduciary" as that term is defined in ERISA 402(a)(2).

53. Non-Highly Compensated Employee: An Employee who is neither a Highly Compensated Employee nor a Family Member.

54. Normal Retirement: Termination of Employment of a Participant at or after a Participant's 65th birthday.

55.      Normal Retirement Age:  A Participant's 65th birthday.

56.      One Year Break in Service:

         (a) A Plan Year during which a person has not completed more than 500 Hours of Service as an Employee.

         (b) For purposes of determining whether a One Year Break in Service has occurred, a Participant who is absent from work:

             (i)  by reason of the Participant's pregnancy;

                  (ii) by reason of the birth of the Participant's child;

                  (iii) by reason of the placement of a
                        child with the Participant in
                        connection with the
                        Participant's adoption of that
                        child; or

                  (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement,

shall receive the Hours of Service which otherwise would normally have been credited to the Participant but for the absence. If the number of Hours of Service normally credited cannot be determined, eight Hours of Service shall be credited per day of absence. The total Hours of Service credited for this purpose shall not exceed 501 hours of any one pregnancy or placement. These hours of service shall be credited during the Plan Year in which the absence begins if a Participant would be prevented from incurring a One Year Break in Service in such Year because of such credit; otherwise, they shall be credited in the immediately following Plan Year.

             (c) Subparagraph (b) shall apply only if the Participant furnishes to the Administrative Committee the information it decides is needed to establish both that the absence was for the reasons set forth above and the number of days for which there was such an absence.

57. Participant: A person who has commenced but not terminated participation in the Plan pursuant to the provisions of Article II hereof.

58. Participating Affiliate: Any affiliate which adopts, and has not terminated participation in or withdrawn from, the Plan in the manner provided herein.

59. Plan: Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan, as it may be amended from time to time.

60. Plan Year: Any twelve consecutive month period ending on June 30 during any part of which the Plan is in effect.

61. Qualified Employer Deferral Contribution Account: the account established pursuant to Section A. of Article VI to which each Participant's Qualified Employer Deferral Contributions are allocated.

62. Qualified Employer Deferral Contributions: Contribution made, without a Participant's election to defer, by an Employer and allocated to the Participant's Qualified Employer Deferral
Contributions Account.

63. Surviving Spouse: The person married to a Participant on the date of the Participant's death.

64. Qualified Domestic Relations Order: A domestic relations order which meets the requirements for a qualified domestic relations order as established under the IRC Section 414(p) and the Treasury Regulations issued thereunder.

65. Trust: The trust to which contributions are made to fund the Plan.

66. Trustee: Any person serving as a trustee under appointment by the Administrative Committee.

67. Valuation Date: The last day of the Plan Year and any other day of the Plan Year as may be necessary for the proper administration of the Plan.

68. Year of Employment: The period, defined in Article II hereof, for computation of eligibility to become a Participant.

69. Year of Service: The period, defined in Article IV hereof, for computation of the minimum vesting percentage for the Matching
Contributions Account and the vesting percentage for the Employer
Contributions Account.

                         ARTICLE II

                        Participation

A.       Admission as a Participant

         1.  Each Eligible Employee on July 1, 1989 who was a
Participant on June 30, 1989 shall be a Participant on July 1,
1989.

         2. An Employee who is not a Participant under paragraph 1, shall become a Participant on the first Entry Date on which the
Employee:

             (a)  is an Eligible Employee;

             (b)  has credit for not less than one Year of Employment;
            and

             (c)  has attained age 21.

         3. A former Employee who has ceased to be a Participant and who again becomes an Employee with credit for at least one Year of Employment shall become a Participant on the first day of the first payroll period which follows the day on which the former Employee again becomes an Eligible Employee.

B.       Rules for Crediting Years of Employment

         Years of Employment shall be determined under the following rules:

         1.  An Employee shall be credited with one Year of Employment:

             (a) on the anniversary of the first day on which he has an Hour of Service, if he has at least 1,000 Hours of Service in that twelve months; and

             (b) on the last day of each Plan Year which begins after the first day on which he has an Hour of Service, if he has at least 1,000 Hours of Service in that period.

         2. The Years of Employment prior to a One Year Break in Service of an Employee with no vested rights to a benefit derived from contributions by the Company shall not be counted if the number of his consecutive One Year Breaks in Service equals or exceeds the greater of 5 or his number of Years of Employment (which number of Years of Service shall not include any years previously disregarded under this rule) before such period of consecutive One Year Breaks in Service.

         3. A former Employee who resumes Employment with no Years of Employment to his credit shall be treated as a new Employee.

         4. The Years of Employment credited to an Employee who was a participant in the Plan on June 30, 1989 shall be no less on July
1, 1989 than they were on June 30, 1989.

C.       Termination of Participation

         A Participant shall cease to be a Participant upon his termination of Employment with an Employer; thereafter, he shall be a Member until the final determination of benefits due to him under the Plan is made.
                               ARTICLE III

                     Amounts and Payment of Benefits

A.       Distribution Upon Normal or Disability Retirement, Death, Etc.

         This Section A shall apply upon a Member's termination of Employment due to Normal or Disability Retirement, or due to death, a closing of an entire store, plant, facility or warehouse, or the elimination of a complete shift, or department, in a plant facility or warehouse.

         1. If the Member's total Benefit Accounts value is not more than $3,500 (on the Valuation Date determined below) or if more than $3,500, but the Member elects immediate distribution, the Member's Benefit Accounts shall be valued as of the Valuation Date coincident with or next following such termination of Employment, plus any amounts credited to his Benefit Accounts subsequent to such valuation and distributed pursuant to Section D of this Article.

         2. If the Member's total Benefit Accounts value is more than $3,500 (on the Valuation Date coincident with or first following his termination of employment) and the Member does not elect immediate distribution, the Member's Benefit Accounts shall be valued as of the Valuation Date coincident with or first following the date the Member attains age 70-1/2 (or such earlier age as elected by the Member) or, if later, terminates employment, and distributed pursuant to Section D of this Article.

         3. The election to take immediate distribution shall be made in the time period and manner as established by the Administrative Committee.

         4. A Member who does not elect to take immediate distribution may elect to have his Benefit Accounts valued and distributed as of any future Valuation Date coincident with or first following the date the Member attains any age younger than 70-1/2. Such election shall be made in the time and manner as established by the Administrative Committee. The distribution shall be made in the form selected pursuant to Section D of this Article.

B.       Distribution Upon Other Termination of Employment After Full
Vesting

         This Section shall apply upon a Member's termination of Employment with full vesting in all his Benefit Accounts under circumstances other than under Section A of this Article.

         1. If the Member's total Benefit Accounts value is not more than $3,500 (on the Valuation Date determined below) or if more than $3,500, but the member elects immediate distribution, his Benefit Accounts shall be valued as of the Valuation Date coincident with or next preceding his termination of Employment, plus any amounts credited to his Benefit Accounts thereafter, and distributed pursuant to Section D of this Article.

         2. If the Member's total Benefit Accounts value is more than $3,500 (on the Valuation Date determined in paragraph 1 above) and the Member does not elect immediate distribution, the Member's
Benefit Accounts shall be valued as of the Valuation Date coincident with or first following the date the Member attains age 70-1/2 (or such earlier date as elected by the Member) and distributed pursuant to Section D of this Article.

         3. The election to take immediate distribution shall be made in the time period and manner as established by the Administrative Committee.

         4. A Member who does not elect to take immediate distribution may elect to have his Benefit Accounts valued and distributed as of any future Valuation Date coincident with or first following the date the Member attains any age younger than 70-1/2. Such election shall be made in the time period and manner as established by the Administrative Committee. The distribution shall be made in the form elected under Section D of this Article.

C.       Distribution Upon Nonvested Termination of Employment

         This Section shall apply upon a Member's termination of Employment with less than full vesting in all his Benefit Accounts under circumstances other than under Section A of this Article.

         1. If the vested portion of the value of Member's total Benefit Accounts is not more than $3,500 (on the Valuation Date determined below) or, if more than $3,500, but the Member elects immediate distribution, the vested portion of his Benefit Accounts shall be valued as of the Valuation Date coincident with or next preceding his termination of employment, plus the vested portion of any amounts credited to his Benefit Accounts thereafter, and distributed pursuant to Section D of this Article.

         2. If the vested portion of the value of the Member's total benefit Accounts is more than $3,500 (on the Valuation Date determined in paragraph 1 above) and the Member does not elect immediate distribution, the vested portion of the Member's Benefit Accounts shall be valued as of the Valuation Date coincident with or first following the date the Member attains age 70-1/2 (or such earlier date as elected by the Member) and distributed pursuant to Section D of this Article.

         3. The election to take immediate distribution shall be made in the time period and manner as established by the Administrative Committee.

         4. A Member who does not elect to take immediate distribution may elect to have his Benefit Accounts valued and distributed as of any future Valuation Date coincident with or first following the date the Member attains any age younger than 70-1/2. Such election shall be made in the time period and manner as established by the Administrative Committee. The distribution shall be made in the form elected under Section D of this Article.

D.       Method of Distributions

         1. Members whose vested Benefit Accounts value is not more than $3,500 shall receive their benefits distribution as a single lump sum payment. Lump sum payments shall be distributed as soon as practicable after the Valuation Date determined for distribution (or, if later, Employment termination date).

         2. A Member (or the Beneficiary of a deceased Member) with vested Benefit Accounts valued at more than $3,500 shall elect benefit distributions:

             (a) in a lump sum (and distributed at the time set forth in paragraph 1 of this Section); or

             (b) in monthly, quarterly, semi-annual, or annual installments payable in substantially equal amounts continuing over a period certain not exceeding the Member's Life Expectancy, or the Life Expectancy of the Member and his Beneficiary. Amounts payable in installments shall continue to be adjusted and updated for investment gains and losses pursuant to Section D, Article VI. A Member may elect to adjust the timing and amount of installment payments in the manner established by the Administrative Committee; provided, however, any new form or amount of distribution shall be consistent with the limitations on distributions set forth in this Plan. Any such additional payment will cause an adjustment in the regular installment payment amount. Installment payments shall immediately cease for any Member re-employed by the Company except for those Members who have attained age 70 1/2 and who are subject to receiving minimum required distribution payments.

             (c) a terminated Member with a vested Benefit Account valued at more than $3,500 may elect a partial distribution from his account at any time and in any amount.

             (d) notwithstanding subsections (a), (b) and (c) if distributions begin before the Member reaches age 70 1/2, the Member may elect to receive benefit distributions in the form of installments payable in any amount until the Member reaches age 70 1/2 at which time the Member shall elect benefit distributions in the manner described in clauses (a) or (b) of this Section D(2) as required by Internal Revenue Code Section 401(a)(9). The Member may elect to receive an amount greater than the minimum required distribution amount.

         3. If the Beneficiary is not the Member's spouse, to comply with the incidental benefit requirement that the present value of benefits payable to the Member, determined at the time the installments commence, shall be at least 50% of installments to be paid, the following limitation shall apply to payments under this Section. The joint life expectancy of the Member and his Beneficiary shall not exceed twice the life expectancy of Member.

         4. All benefit payments shall be in cash except payments to Members who terminated Employment after age 65 who elect to receive their distribution from the Company Stock Fund in whole shares and cash for fractional shares.

E.       Limitation on Commencement of Benefits

         1. In no event shall a Member begin to receive his benefits later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

             (a)  The attainment by the Member of Normal Retirement
Age;

             (b) The tenth anniversary of the year in which the Member commenced participation;

             (c)  The Member's termination of Employment; or

             (d) The date elected, as permitted herein, by the Member.

         2. If the amount of benefits payable within such 60-day period cannot be determined within such period, then a payment, retroactive to such 60th day, shall be made no later than 60 days after the earliest date on which the amount of such benefits can be determined.

         3. If a distribution of benefits has commenced before the Member's death, the remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

         4. Any distribution which had not begun before the Member's death shall comply with the following:

             (a) Any portion of the Member's account balance not payable to a Beneficiary designated by the Member will be distributed within five years after such Member's death.

             (b) Any portion of the Member's account balance that is payable to a Beneficiary designated by the Member will be distributed over the life of such Beneficiary, commencing not later than one year after the Member's death (or if the Beneficiary is the Member's Surviving Spouse, commencing not later than the date on which the Member would have attained age 70-1/2).

F.       Age 70 1/2 Benefit Commencement

         1. Notwithstanding any provision of this Plan to the contrary, a distribution shall begin to a Member not later than the April 1 of the calendar year following the year in which the Member attains age 70 1/2.

         2. The distribution to a Member who remains an Employee shall be distributed over a period not exceeding the Life Expectancy of such Member or the Life Expectancy of such Member and a designated Beneficiary. Life Expectancy shall be redetermined each year in accordance with procedures established by the Administrative
Committee.

         3. If the Beneficiary is not the Member's spouse, the joint life expectancy of the Member and his Beneficiary shall not exceed the period determined under the table set forth in Proposed
Treasury Regulations 1.401(a)(9)-2, Q&A 4, or successor regulations.

         4. If a Member who is being paid pursuant to this Section terminates Employment, his benefits shall be determined for distribution and paid pursuant to Section A hereof but in no instance less rapidly than required under this Section.

G.       Beneficiaries

         1. A Participant may designate in writing one or more Beneficiaries to whom amounts due after his death shall be paid.
In the event a Participant fails to make such a designation, or in the event that no designated Beneficiary survives the Participant, any amounts due after his death shall be paid to his Surviving Spouse, or if there is no Surviving Spouse, to the legal representative of his estate. No Beneficiary shall have any right to benefits under the Plan unless he shall survive the Participant.

         2. Any designation of a Beneficiary must be filed with the Administrative Committee in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with the Administrative Committee.

         3. If a Participant has a Surviving Spouse on the date of his death, a beneficiary designation of someone other than the Surviving Spouse shall be effective if, and only if, a spouse consent is in effect pursuant to paragraph 4 of this Section. If a Participant has a Surviving Spouse on his date of death and no spouse consent is in effect, Plan benefits will be paid to the Surviving Spouse, regardless of any other beneficiary designation.
This paragraph only applies to Participants who have credit for at least One Hour of Service for services performed or for a leave of absence on or after August 23, 1984, and to Participant's with unforfeitable benefits on that date who have credit for at least 10 Years of Vesting Credit.

         4. A spouse consent is in effect if the Surviving Spouse executes and files with the Administrative Committee a consent to the Participant's beneficiary designation acknowledging the effect of such designation and the Surviving Spouse signature is witnessed by a Plan representative or a notary public.

H.       Special Rules for Members and Beneficiaries Who Cannot be
Located

         Each Member, or Beneficiary thereof, entitled to benefits under the Plan has the responsibility to advise the Administrative
Committee, in writing, of his current address. Any communication, statement, or notice addressed to such person at his latest reported address will be binding on him for all purposes of the Plan and neither the Administrative Committee, the Employees or Trustees shall be obligated to search for or ascertain his whereabouts. If the Administrative Committee is unable to locate a Member or Beneficiary on or after a one year break in service, such Member or Beneficiary's Benefit Accounts shall be treated as a forfeiture pursuant to the provisions of Article VI, Section C. However, if the Member or Beneficiary claims his benefit at a later date prior to the Plan termination, the balance of his Benefit
Accounts in the amount as of the date forfeited will once again be payable to him.

I.       Withholding Taxes

         The Trustee may withhold from any payment hereunder any taxes required to be withheld under applicable local, state or federal laws.

J.       Hardship Withdrawals

         1. A Participant may make a hardship withdrawal of the portion of his Before-Tax Contribution Account which consists of his Before
Tax Contribution (but not earnings thereon) as of the Valuation
Date immediately preceding the date of withdrawal. [Hardship withdrawals are subject to the spousal consent requirements in IRC
 401(a)(ii) and 417 and Section G above.]

         2. A hardship withdrawal shall only be permitted if the Participant has an immediate and heavy financial need and other resources are not reasonably available to meet the need as determined in accordance with Treasury Regulations Section
1.401(k)-1.

         3.  Hardships shall be limited to:

             (a) Medical expenses (described in IRC 213(d)) incurred by the Participant, his spouse or dependent (within the meaning of IRC 152).

             (b) Purchase (excluding mortgage payments) of a principal residence of the Participant.

             (c) Payment of tuition fees for the next semester or quarter of post-secondary education for the Participant, spouse, child or dependent (within the meaning of IRC 152).

             (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

             (e) Such other facts and circumstances as determined by the Secretary of the Treasury.

         4. The distribution shall be limited to only the amount necessary to satisfy the immediate and heavy financial need in excess of other reasonably available financial resources as determined under Treasury Regulations 1.401(k)(d)(2)(iii).

         5.  If a Participant makes a hardship withdrawal:

             (a) he shall not be permitted to again make a Before-Tax Contribution (or contributions to other plans as provided in the regulations) until the first day which is at least 12 months after receipt of the withdrawal, and

             (b) he shall not make Before-Tax contributions for his taxable year immediately following the taxable year of the withdrawal in excess of the IRC 402(g) limit for such taxable year less the amount of such Participant's Before-Tax contributions for the taxable year of the withdrawal.

         6. The Participant will provide with his application for withdrawal representation that he has satisfied the requirements of this Section.

K.       Forfeitures

         The non-vested portion of the Employer Contributions Account and Matching Contributions Account of a Member who has terminated Employment shall be forfeited as of the date the vested portion of the Account is distributed or after a Member has incurred five (5) consecutive One Year Break(s) in Service. To the extent not utilized to restore other forfeitures pursuant to Section L of this Article, such forfeitures shall be allocated pursuant to Section C of Article VI hereof. A member who was 0% vested in his Employer Contributions Account and/or Matching Contributions Account shall be deemed to have received a distribution of his vested portion of such accounts on his date of Employment termination.

L.       Restoration of Forfeitures

         1. If a Member who has forfeited a portion of his Employer Contributions Account and/or Matching Contributions Account pursuant to Section K of this Article resumes Employment prior to the last day of Plan Year in which he incurs five consecutive One Year Breaks in Service, the forfeited portion shall be restored under the following conditions.

             a) If the vested portion of the Member's Benefit Accounts has not been distributed, any forfeitures shall be restored to his Benefit Account from which such amount was forfeited in the same amount as forfeited as soon as possible following such Reemployment.

             b) If the vested portion of the Member's Benefit Account has been distributed, he shall have the right, while an Employee, to recontribute the full amount distributed to him. His right to recontribute shall terminate after the Member has incurred five consecutive One Year Breaks in Service following the distribution.
In the event of such recontribution, as of the Valuation Date coincident with or next following such recontribution, the Account Value of his Accounts shall be restored to 100% of their value on the date as of which such Participant's benefits were determined for distribution. All recontributions must be in one lump sum.

         2. Forfeitures shall be restored from other forfeitures occurring during the Plan Year of reemployment. To the extent forfeitures are insufficient to make such restoration, it shall be made from the net income of the Fund or, if necessary, from a special contribution from the Member's Employer.

M.       Distribution to Alternate Payee Under a QDRO

         The Alternate Payee under a Qualified Domestic Relations Order shall be entitled to elect to receive a distribution as of the Valuation Date coincident with or next following the establishment of the Alternate Payee's benefits accounts pursuant to paragraph 4, Section A of Article VI. If the Alternate Payee does not elect to take a distribution of benefits prior to the date the Alternate
Payee is age 62, distribution of benefits shall be made as of the Valuation Date coincident with or next following the date the Alternate Payee attains age 62.

                               ARTICLE IV

                                 Vesting

A.       Vesting Percentage

         1. A Member shall be fully vested at all times in the Account Value of his Before-Tax Contributions Account.

         2. The vesting percentage of a Member in the Account Value of his Employer Contributions Account and Matching Contributions
Account shall be 100% if such Participant's Employment is terminated:

             (a)  on or after his 65th birthday;

             (b)  due to death;

             (c)  due to a Disability; or

             (d)  as a result of;

               (i)  the closing of an entire store, plant
                    facility, or warehouse; or

               (ii) the elimination of a complete shift, or
                    department, in a plant facility or warehouse.

         3. For any Member whose Employment is terminated for reasons other than as set forth in paragraph 2 of this Section, the vesting percentage in the Account Value of his Matching Contributions
Account and Employer Contributions Account shall be the percentage determined under subparagraphs (a) and (b) below:

            (a) The vesting percentage in the Matching Contributions Account shall be determined under the following schedule:

              Completed Years          Vesting
                 of Service           Percentage

                     1                   20%
                     2                   40%
                     3                   60%
                     4                   80%
                   5 or more            100%

Notwithstanding the above schedule, Member shall not have a vesting percentage in his Matching Contribution Account less than is determined below:

              Years of                  Vesting
               Service                Percentage

                0 - 2                    0%
                    3                   20%
                    4                   40%
                    5                   60%
                    6                   80%
                7 or more              100%

         (b) The vesting percentage in the Employer Contributions Account shall be determined under the following schedule:

              Years of               Vesting
               Service            Percentage

                0 - 2                  0%
                    3                 20%
                    4                 40%
                    5                 60%
                    6                 80%
                7 or more            100%

B. Rules for Crediting Years of Service

   Years of Service shall be determined under the following rules.

   1.  An Employee shall be credited with one Year of Service for:

         (a) Years of Service credited under the Plan prior to July 1, 1989 under the terms of the Plan as in effect prior to such date;

         (b) Any Plan Year beginning on or after July 1, 1989 during which an Employee completes at least 1,000 Hours of Service. Such Year of Service shall be credited as of the last day of the Plan Year or, if earlier, as of the day on which such Employee terminates his Employment;

         (c) The Plan Year in which the Employee becomes a Participant if

                   (i) an Employee's eligibility computation period overlaps two vesting computation periods,

                   (ii) such Employee completes at least 1,000 Hours of Service during the eligibility computation period, and

                   (iii) such Employee fails to complete at least 1,000 Hours of Service in either of the overlapped vesting computation periods;

              (d) Any "Year of Service" credited to the Employee under the Employees' Profit Sharing Retirement Plan of D. D. I., Inc., on the date the Employee becomes a Participant under this Plan; and

              (e) No credit shall be granted under more than one subparagraph of this Paragraph for the same Year of Service.

         2. The Years of Service prior to a One Year Break in Service of an Employee with no vested rights to a benefit derived from contributions by the Company (other than Before-Tax Contributions) shall not be counted if the number of his consecutive One Year
Breaks in Service equals or exceeds the greater of 5 or his number of Years of Vesting Service (which number of Years of Service shall not include any years previously disregarded under this rule) before such period of consecutive One Year Breaks in Service.

         3. The Years of Service subsequent to a One Year Break in Service of an Employee who has terminated Employment shall not be counted, on and after the last day of the Plan Year in which he has such five consecutive One Year Breaks in Service, in computing the vesting percentage applicable to the Account Value of his Employer Contributions Account derived from contributions accrued prior to such One Year Break in Service.


                                ARTICLE V

                              Contributions

A.       Before-Tax Contributions

         1. Each Participant may elect to reduce his Compensation by an amount equal to 1, 2, 3, 4, or 5% of the Compensation paid to him each payday.

         2. The amount by which his Compensation is reduced shall be contributed on his behalf as a Before-Tax Contribution to the Plan pursuant to paragraph 1, Section B of Article VI. Such election shall be made in a time and manner as established by the Administrative Committee.

         3. The initial Participant Before-Tax Contribution election must be made effective as of the last day of the first pay period immediately after the Participant becomes eligible to participate.

              (a) Subsequent Participant Before-Tax Contribution elections can be made effective as of any subsequent date in the manner provided by the Administrative Committee.

              (b)  Participants may elect to increase or decrease
Before-Tax Contributions as of any subsequent date in accord with rules provided by the Administrative Committee from time to time.

              (c) All elections to make Before-Tax Contributions shall be effective only as to Compensation not earned as of the effective dates of such elections.

         4. A Participant may elect to cease Before-Tax Contributions as of the first day of any future payroll period as of a time and in the manner as established by the Administrative Committee.

              (a) Such election shall be made in a time and manner as established by the Administrative Committee.

              (b) A Participant who elects to cease making Before-Tax Contributions may again make Before-Tax Contributions at any time in the manner established by the Administrative Committee.

         5. Effective for the 1987 calendar year, no Participant may make Before-Tax Contributions in any calendar year in excess of $7,000 (or such greater amounts as adjusted for cost of living pursuant to IRC 402(g)(5)) to all plans with provisions complying with IRC 401(k) or 403(b) and other plans providing for elective deferrals within the meaning of IRC 401(g).

              (a) If Before-Tax Contributions are made to more than one plan and are in excess of $7,000 (or greater amount under IRC
 402(g)(5)) for any calendar year, the individual shall notify the Administrative Committee of the amount of excess Before-Tax Contributions which are attributable to the Plan by no later than the March 1 following such calendar year. If such notice is provided before the applicable March 1, the Administrative
Committee shall direct the Trustee to distribute to the Participant such amount of excess before the April 15 following such March 1.

              (b) If the Before-Tax Contributions under the Plan in any calendar year exceed $7,000 (or such greater amount under IRC
 402(g)(5)) and the Participant has not notified the Administrative Committee by the March 1 following such calendar year of the allocation of excess contributions, or such allocation does not reduce the Before-Tax Contributions to the Plan to not more than $7,000 (or such other amount under IRC 402(g)(5)), the Administrative Committee shall direct the Trustee to distribute the excess amount to the Participant by no later than the April 15 following such calendar year.

              (c) For the 1987 calendar year, if Before Tax Contributions under the Plan or a combination of plans exceed the $7,000 limitation, such excess shall be held in the Plan and distributed only in accordance with the Plan's distribution rules set forth in Article III hereof.

B.       Employer Contributions

         With respect to each Plan Year, each Employer may contribute to the Trust an amount as an Employer Contribution to be allocated to Participants eligible pursuant to paragraph 2, Section B, Article
VI. Such contribution shall be made in cash or in kind, as determined by the Board in its sole discretion.

         1. Employer Contributions by each Employer with respect to each Plan Year shall be made no later than the time prescribed by law for such Employer to obtain a Federal income tax deduction for the Plan Year for which such contribution is made.

         2. Such Employer Contributions shall be allocated to Participant's Employer Contributions Accounts.

         3. In no event shall an Employer make an Employer Contribution for any Fiscal Year which is greater than the maximum amount deductible from income under the applicable IRC provisions.


C.       Matching Contributions

         With respect to each week, each Employer shall make a Matching Contribution on behalf of each Participant eligible pursuant to paragraph 3, Section B of Article VI, in the amount of 50% of such Participant's Before-Tax Contribution for such week.

         1. Matching Contributions shall be paid by each Employer to the Trustee as soon as practical after the end of every week.

         2. Such Matching Contributions shall be allocated to Participants' Matching Contribution Accounts as of the end of the applicable week.


                               ARTICLE VI

                        Accounts and Allocations

A.       Accounts

         1. Each Participant shall have a Before-Tax Contributions Account to which Before-Tax Contributions made on his behalf shall be allocated.

         2. Each Participant shall have an Employer Contributions Account to which his share of Employer Contributions shall be allocated.

         3.  Each Participant shall have a Matching Contributions
Account to which his share of Matching Contributions shall be allocated.

         4. An Alternate Payee under a Qualified Domestic Relations Order shall have an account established with his/her share of the Participant's account as provided under the Qualified Domestic
Relations Order.

         5. Each applicable Participant shall have a Qualified Employer Deferral Contributions Account to which Qualified Employer Deferral Contributions made on his behalf shall be allocated.

B.       Allocation of Contributions

         1. Before-Tax Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee as soon as practical after the end of every pay period and allocated to such Participant's Before-Tax Contribution Account.

         2. The Employer Contribution for such Plan Year shall be allocated as soon as practicable after receipt to the Employer
Contributions Account of all Participants who, for such Plan Year:

              (a) were actively employed by the Employer on the last day of such Plan Year;

              (b)  were actively employed during such Plan Year, but

                   (i)            retired on or after their Normal Retirement
                                  Dates;

                   (ii)           died;

                   (iii)          incurred a Disability, or

                   (iv)           terminated employment because of either

                   (I) the closing of an entire store, plant, facility, or warehouse, or

                   (II) the elimination of a complete shift, or department, in a store, plant, facility or warehouse.

The Employer Contribution shall be allocated to each Participant eligible for a contribution in the ratio of such Participant's Compensation from his Employer during the Plan Year bears to the total Compensation during such Plan Year of all Participants of his Employer eligible to share in such contribution.

         3. The Matching Contribution shall be allocated to the Matching Contribution Account of each Participant equal to 50% of the Before-Tax Contribution made on his behalf.

C.       Allocation of Forfeitures

         1. Forfeitures of Employer Contributions for each Plan Year shall be aggregated and, regardless of whether their particular Employer makes Employer Contributions in a Plan Year, all Participants who otherwise would have been eligible to receive an allocation of Employer Contributions shall receive an allocation of forfeitures. In a Plan Year in which no Employer Contributions are made to the Plan, forfeitures will be allocated to Participants who otherwise would have been eligible to receive an allocation of Employer Contributions. Such forfeitures occurring during any Plan Year shall be allocated to the Employer Account of each Participant eligible for an Employer Contribution pursuant to paragraph 2, Section B of Article VI.

         2. Forfeitures from Matching Contribution Accounts of a Member occurring during any Plan Year shall be used to reduce future
Matching Contributions from the Employer of that Member.

D.       Valuation of Accounts

         As of each Valuation Date, the Administrative Committee, with the assistance of the Trustee, shall allocate earnings and losses to each Member's accounts pursuant to Section C of Article VII.

E.       Limitations on Allocations

         1. If a Participant's Annual Defined Contribution Additions in any Limitation Year exceeds the lesser of:

              (a) $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in IRC 415(b)(1), as in effect for the Limitation Year; or

              (b) 25 percent of the Limitation Compensation of the Participant for such Limitation Year;

then such additional sum shall be reduced to an amount not in excess of the above limitations by making the adjustments with respect to such Limitation Year, to the extent necessary.

         2. If in any Limitation Year a Participant's Annual Addition exceeds the limitation determined under paragraph 1 of this Section, such excess shall not be allocated to his accounts in any Defined Contribution Plan but shall be handled in the following manner and order until such excess is eliminated--

              (a)  his portion of the allocation of Matching
Contributions or any part thereof shall be placed in a suspense account and used to reduce contributions by his Employer for the next following Limitation Year;

              (b)  his portion of the allocation of Before-Tax
Contributions or any part thereof shall be refunded to him;

              (c) his portion of the allocation of Employer Contributions or any part thereof shall be allocated to the Employer Contributions Accounts of other Participants who are not initially affected by the limitation determined under paragraph 1 above until the limitations of this section are reached with respect to each Participant; and

              (d) if, after such allocation, such excess is still not thereby completely eliminated, the amount of such excess shall be placed in a suspense account (with earnings on such amount) which shall be allocated in the next Limitation Year until the limitations of this section are reached, and in each subsequent Limitation Year until no amount of such excess remains unallocated; such excess unallocated amount shall be released from the suspense account on a first-in-first-out basis.

         All allocations under this paragraph shall be made on the basis described in this Article either for the current Limitation Year or, if applicable, for the Limitation Year in which such amount is released from the suspense account.

         The above reductions shall be applied to this Plan first, and thereafter to any other Defined Contribution Plan.

         3. In addition to the limitations of Paragraph 1 of this Section, if a Participant has participation in any Defined Benefit Plan at any time and the sum of the Participant's defined benefit fraction (determined pursuant to IRC 415(e)(2)) and defined contribution fraction (determined pursuant to IRC 415(e)(3)) would exceed 1.0, then the reductions provided in such Defined Benefit Plan shall be made. For purposes of this paragraph, "1.0" shall be substituted for "1.25" in IRC 415(e)(2)(b) and (3)(B) for purposes of determining the Participant's defined benefit fraction and defined contribution fraction, respectively.

F.       Limitation on Matching Contributions

         1. Effective July 1, 1987, the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by

              (a) 1.25; or

              (b) 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         2. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Employer and the sum of the Average Deferral Percentage and the Actual
Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement shall be reduced (beginning with such Highly Compensated Employee whose Average Compensation Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage amount is reduced shall be treated as an excess aggregate contribution. The Average Deferral Percentage and the Average Contribution Percentage of the Highly Compensated Employees shall be determined after any corrections required to meet the Average Actual Deferral Percentage and the Average Contribution Percentage tests. Multiple use does not occur if either the Average Actual Deferral Percentage or Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Deferral
Percentage and Average Contribution Percentage of the Non-Highly Compensated Employees.

         3. For purposes of this Section F, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee
for the Plan Year and who is eligible to receive Matching
Contributions allocated to his account under two or more plans
described in IRC   401(a) that are maintained by a Controlled Group
Member shall be determined as if all such contributions were made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         4.  In the event that this Plan satisfies the requirements of
IRC    401(m), 401(a) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such IRC sections only if aggregated with this Plan, then this Section F shall be applied by determining the Contribution
Percentages of Eligible Participants as if such plans were a single plan. For plan years beginning after December 1, 1989, plans may
be aggregated in order to satisfy IRC   401(m) only if they have
the same plan year.

         5. For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most
Highly Compensated Employees, the Contribution Percentage amounts and Compensation of such Participant shall include the Contribution Percentage amounts and Compensation of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Participants who are Non-Highly Compensated
Employees and who are Highly Compensated Employees.

         6. For purposes of determining the Contribution Percentage test, Matching Contributions will be considered made for a Plan
Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

   7. The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Employer Matching Contributions used in such test.

   8.  For purposes of this Section F, "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the Average Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-Highly
Compensated Employees under the Plan subject to IRC   401(m) for
the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement, and (ii) the lesser of 200% or two plus the lesser of such Average Deferral Percentage or Average Contribution Percentage. "Lesser" shall be substituted for "greater" in "(i)" above, and "greater" substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate
Limit.

   9.  The determination and treatment of the Contribution
Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

   10. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions plus any income and minus any loss allocable thereto shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to accounts of those Participants to which such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules or IRC 414(q)(6) in the same manner prescribed by the Regulations. If such Excess Aggregate Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such amounts arose, a ten (10) percent excise tax shall be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan. For purposes of this Section F, "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of (i) the aggregate contribution percentage amounts taken into account and computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum contribution percentage amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages). [Reductions to comply with the limitations under this Section shall be done in the manner established by the Administrative Committee.]

G. Limitation on Before-Tax Contributions

   1.  Effective July 1, 1987, the Average Actual Deferral
Percentage for Eligible Elective Participants who are Highly
Compensated Employees for the Plan Year shall not exceed the
Average Actual Deferral Percentage for Eligible Elective
Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by:

         (a)  1.25; or

         (b) 2, provided that the Average Actual Deferral Percentage for Eligible Elective Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Elective Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to Highly Compensated Employees. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar years shall be treated as a single arrangement.

   2.  In the event that this Plan satisfies the requirements of
IRC    401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such IRC sections only if aggregated with this Plan, then this Section shall be applied by determining the Average Actual Deferral Percentage of Employees as if all such plans were a single plan.  For Plan Years beginning after December 31, 1989,
plans may be aggregated in order to satisfy IRC   401(k) only if
they have the same Plan Year.

   3. For purposes of this Section G, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions or Qualified Employer Deferral Contributions allocated to his account under two or more plans or arrangements
described in IRC   401(k) that are maintained by a Controlled Group
Member shall be determined as if all such Before-Tax Contributions and Qualified Employer Deferral Contribution were made under a single arrangement.

   4. For purposes of determining the Actual Deferral Percentage of a Participant who is a 5 percent owner or one of the ten most Highly Compensated Employees, the Before-Tax Contributions, Qualified Employer Deferral Contributions and Compensation of such Participant shall include the Before-Tax Contributions, Qualified Employer Deferral Contributions and Compensation for the Plan Year of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

   5. For purposes of determining the Average Actual Deferral Percentage test, Before-Tax Contributions and Qualified Employer Deferral Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

   6. The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage test and the amount of Before-Tax Contributions or Qualified
Employer Deferral Contributions, or both, used in such test.

   7.  The determination and treatment of the Before-Tax
Contributions, Qualified Employer Deferral Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

   8. To the extent necessary to conform to the limitation of this Section, the Administrative Committee shall reduce the Before-Tax Contributions made by the Highly Compensated Employees in the following manner:

         (a)  the Before-Tax Contributions of each Highly
Compensated Employee who elected 5% shall be reduced to 4%,

         (b) next, if necessary, from 4% to 3% for the same group. This process shall continue until the limits of this Section are met.


   9. Notwithstanding any other provision of the Plan, "excess contributions", plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Employees. Excess contributions shall be allocated to Participants who are subject to
the family member aggregation rules of IRC   414(g)(6) in the
manner prescribed by the Treasury Regulations. Excess contributions (including the amounts recharacterized) shall be treated as Annual Additions.

       Excess contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess contributions is the sum of:

       (a) income or loss allocable to the Participant's Before-Tax Contributions Account (and, if applicable, the Qualified Employer Deferral Contribution account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's excess contributions for the year, and the denominator is the Participant's account balance attributable to Before-Tax Contributions (and Qualified Employer Deferral Contributions if such contributions are included in the Average Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and

       (b) ten percent (10%) of the amount determined under (a) and multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth day of such month.

       Excess contributions shall be distributed from the Participant's Before-Tax Contribution Account in proportion to the Participant's Before-Tax Contributions for the Plan Year. Excess contributions shall be distributed from the Participant's
Qualified Employer Deferral Contribution account only to the extent that such excess contributions exceed the balance in the Participant's Before-Tax Contributions account. For purposes of this Section G, "excess contributions" shall mean, with respect to any Plan Year, the excess of: (a) the aggregate amount of Employer Contributions actually taken into account in computing the Average Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted by the Average Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Average Actual Deferral Percentages, beginning with the highest of such percentages).


                         ARTICLE VII

                      Investment Fund

A. Investment Fund

   The Fund shall consist of the funds in the Investment Fund, in each of which funds each Member who has any interest therein shall have an undivided proportionate interest. Each Member's undivided proportionate interest in each fund in the Investment Fund shall be measured by the ratio that the portion of his Benefit Account invested in such fund bears to the total portions of all Benefit Accounts of all Members invested in such fund as of the date that such interest is being determined.

   1.  Investment Elections and Transfers

         (a) Each Participant may elect to have the Employer Contributions made on his behalf invested in funds in the Investment Fund from time to time selected and provided by the Administrative Committee. Such Election shall be made by each Participant in the manner determined by the Administrative Committee upon becoming a Participant and may be changed as determined by the Administrative Committee by uniform rules from time to time adopted. In the event that a Participant elects to change the proportion of future Employer Contributions, the existing assets in his Employer Contributions Account may also be transferred as of that same date so as to be allocated among the Investment Funds in the same proportion as future Employer Contributions are to be allocated or may remain as previously allocated according to the Member's instructions.

         (b) Each Participant may make a separate election in the same manner as described above which will apply to his combined
Matching and Before-Tax Contributions.

   2.  Transfer of Assets

   The Administrative Committee shall direct the Trustee to transfer moneys or other property from the appropriate Investment Fund to another Investment Fund as may be necessary to carry out the aggregate transfer transactions after the Administrative Committee has caused the necessary entries to be made in the Participant's Benefit Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by the Administrative Committee.




B. Valuation and Allocation of Expenses

   As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Employers. Unless paid by the Employers, and subject to such limitations as may be imposed by ERISA or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

C. Allocation of Earnings and Losses

   As of each Valuation Date, the Administrative Committee, with the assistance of the Trustee, before crediting the Benefit Accounts with Contributions and Forfeitures for that Fiscal Year, shall (a) allocate the net earnings and gains or losses of the Investment Fund since the preceding Valuation Date to each Member's Benefit Accounts in the same proportion that the market value of his account in such fund bears to the total market value of all Member's Benefit Accounts in such fund. For purposes of this section, the Administrative Committee shall adopt uniform rules which conform to applicable law and generally accepted accounting practices.


                              ARTICLE VIII

                               Fiduciaries

A. Named Fiduciaries

   The Administrative Committee shall be the Named Fiduciary of the Plan with authority to control and manage the operation and administration of the Plan, to manage and control Plan assets and to select the Trustee, the Investment Funds and the Investment Manager. The Administrative Committee shall also be the "Administrator" and the "Plan Administrator" with respect to the
Plan, as those terms are defined in ERISA   3(16)(A) and in IRC
414(g), respectively.

B. Employment of Advisors

   A Named Fiduciary, and any fiduciary named by a Named
Fiduciary, may employ one or more persons to render advice with regard to any responsibility of such Named Fiduciary or fiduciary under the Plan.

C. Multiple Fiduciary Capacities

   Any named Fiduciary and any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

D. Indemnification

   To the extent not prohibited by state or federal law, the Company and Affiliates shall indemnify and save harmless any Named Fiduciary or any employee or director of the Company or an Affiliate, from all claims for liability, loss or damage (including payment of expenses in connection with defense against any such claim) which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than willful misconduct or willful failure to act.


                               ARTICLE IX

                           Plan Administration

A. The Administrative Committee

   1. The Board shall appoint a committee to be known as the "Administrative Committee" whose members shall serve at the pleasure of the Board. The Administrative Committee shall be composed of not less than three, nor more than seven, persons (the majority of whom shall be Participants).

   2. All of the reasonable expenses of the Administrative Committee shall be paid from the Trust unless paid by an Employer. Directors or Employees of the Company or an Affiliate shall receive no compensation for their services rendered to or as members of the Administrative Committee if such directors or Employees receive compensation as full time Employees or directors of the Company or an Affiliate. Any other member of the Administrative Committee may receive compensation for services as a member, to be paid from the Trust to the extent not paid by the Employers.

   3. The Administrative Committee shall act by a majority of its members at the time in office who are eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or alternatively, by unanimous written consent. The Administrative Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

   4. A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter relating specifically to himself.

B. Powers, Duties, etc. of the Administrative Committee

   1. The Administrative Committee shall have the power and discretion to construe the Plan and to determine all questions of fact that may arise thereunder, and any such construction or determination shall be conclusively binding upon all persons interested in the Plan. The Administrative Committee shall establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

   2.  Subject to the terms of the Plan, the Administrative
Committee shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.


   3. All applications of the Funds for purposes of payment of benefits or expenses of the Plan shall be made by the Trustee only at the direction of the Administrative Committee.

   4. The Administrative Committee shall have power to make and deal with any investment of the Trust in any manner consistent with the Plan which it deems advisable.

   5. The Administrative Committee shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

   6. The Administrative Committee shall exercise all of its responsibilities hereunder in a uniform and nondiscriminatory manner.

C. Investment Managers

   The Administrative Committee may, by an instrument in writing, appoint one or more persons (each of whom is hereinafter referred to as an "Investment Manager"), as adviser to the Administrative Committee in respect of investment and may, subject to any restrictions upon investment imposed upon the Administrative Committee by any regulation of the Treasury Department relating to the qualified status of the Trust as tax exempt, or by ERISA, delegate to an Investment Manager from time to time the power to manage, acquire and dispose of or to direct the Trustee to manage, acquire and dispose of any Plan assets. Each person so appointed shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to manage, acquire, or dispose of any asset of the Plan under the laws of more than one state. Each Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan. Such appointment and delegation shall be upon such terms and conditions as the Administrative Committee shall approve, and the Administrative Committee may enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. The Administrative Committee shall not be liable for any act or omission of any Investment Manager, and shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager. The Administrative Committee may, at any time, terminate the appointment of any Investment Manager.

D. The Trustee

   The Administrative Committee shall, by an instrument in writing, appoint one or more persons (each of whom is hereinafter referred to as a "Trustee") to serve as trustee of all or a portion of the Trust. Each Trustee shall be subject to direction by the Administrative Committee or an Investment Manager and shall have no discretion with respect to management and control of Plan assets, except to the extent that the instrument appointing such Trustee provides that such Trustee shall have power to manage and control Plan assets. Each Trustee shall accept its appointment by an instrument in writing. The Administrative Committee shall enter into an Agreement with each Trustee specifying the duties and compensation of such Trustee and the other terms and conditions under which such Trustee shall serve. The Administrative Committee shall not be liable for any act or omission of any Trustee with respect to any duties delegated to any Trustee.

E. Compensation

   Each Investment Manager and Trustee shall be paid such reasonable compensation, in addition to their expense, as shall from time to time be agreed upon by the Administrative Committee and each Investment Manager or Trustee, as the case may be. No individual who receives compensation as a full-time employee of the Company or an Affiliate may receive compensation, other than reimbursement for reasonable expenses, as an Investment Manager or Trustee.

F. Investment in Qualifying Employer Property

   All or any portion of the Trust may be held in the form of qualifying employer real property and qualifying employer
securities as those terms are defined in ERISA   407(d)(4) and {
407(d)(5), respectively.

G. Delegation of Responsibility

   The Administrative Committee may designate persons, including persons other than Named Fiduciaries, to carry out the responsibilities of the Administrative Committee provided for hereunder. The Administrative Committee shall not be liable for any act or omission of a person so designated.

H. Claims Procedure

   1. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim, or if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:

              (a)  the specific reasons for such denial;

              (b) specific reference to pertinent Plan provisions on which the denial is based;

              (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (d) an explanation of the Plan's claim review procedure.

         2. The claimant also shall be advised that he or his duly authorized representative may request a review by the Plan Administrator of the decision denying the claim by filing with the Plan Administrator, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Plan Administrator within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

         3. The claimant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.


                                ARTICLE X

                                Amendment

         The Board shall have the right at any time to amend the Plan in whole or in part, by an instrument in writing, effective retroactively or otherwise, provided, however, that no amendment shall:

         1. authorize any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries (excepting only such amounts as may revert to or become the property of the Company or a Participating
Affiliate as provided in Section A of Article XII hereof);

         2. decrease the accrued benefits of any Participant or his Beneficiary under the Plan (excepting only such amounts as may revert to or become the property of the Company or a Participating Affiliate as provided in Section A of Article XII hereof);

         3.  reduce the vesting percentage of any Participant;

         4. change the vesting schedule, unless each Participant having not less than three Years of Service is permitted to elect, within a reasonable period specified by the Administrative Committee after the adoption of such amendment, to have his vesting percentage computed without regard to such amendment; or

         5.  eliminate an option form of benefit within the meaning of
IRC   411(d)(6).

                               ARTICLE XI

       Discontinuance of Contributions and Termination of the Plan

A.       Right of the Company to Terminate the Plan or Discontinue
Contributions

         The Company has established the Plan as a permanent plan with the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to continue it in effect and to make contributions as herein provided. However, the Company reserves the right to terminate the Plan by an instrument in writing delivered to the Administrative Committee.

B.       Determination of Date of Complete or Partial Termination or
Complete      Discontinuance of Contributions

         The date of complete or partial termination of the Plan, or complete discontinuance of contributions under the Plan, shall be established by the Administrative Committee in accordance with the directions of the Board (if then in existence) and in accordance with applicable law.

C.       Effect of Complete or Partial Termination or Complete
Discontinuance of                 Contributions

         1.  As of the date of partial termination of the Plan:

        (a) The accrued benefit of each affected Participant shall be nonforfeitable; and

        (b) no further contributions or allocations of forfeitures shall be made after such date with respect to each affected Participant.

         2. As of the date of complete termination of the Plan, or the complete discontinuance of contributions under the Plan:

        (a) the accrued benefit of each Participant who is employed on the date of such complete termination of the Plan or such complete discontinuance of contributions under the Plan shall be nonforfeitable;

        (b) no further contributions or allocations of forfeitures shall be made after such date; and

        (c)  no Employee shall become a Participant after such date.

         3. All of the other provisions of the Plan shall remain in effect unless otherwise amended.

                               ARTICLE XII

                        Miscellaneous Provisions

A.       Exclusive Benefit of Participants

         All contributions made by an Employer are conditional upon
qualification of the Plan under IRC   401(a) and upon deductibility
under IRC   404.

         Notwithstanding anything in the Plan to the contrary, it shall be prohibited at any time for any part of the Fund (other than such part as is required to pay taxes and administration expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except that upon the direction of the Administrative Committee (a) any
contribution made by an Employer by a mistake of fact shall be returned to an Employer within one year after the payment of the contribution; (b) any contribution shall be returned to the
Employer within one year after the denial of initial qualification
of the Plan under IRC   401(a), if the application for initial
qualification determination is filed by the due date of the
Employer's return for the taxable year in which the Plan is
adopted; (c) any contribution shall be returned to the extent
disallowed as a deduction under IRC   404 within one year after the
disallowance of the deduction; and (d) any contribution which would
otherwise be an excess contribution (as defined in Code   4979(c))
may be returned to the extent necessary as a correcting distribution to avoid payment of an excise tax on such excess contributions.

B.       Plan Not a Contract of Employment

         The Plan is not a contract of employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

C.       Source of Benefits

         Benefits under the Plan shall be paid or provided for solely from the Trust, and the Employers assume no liability therefor.

D.       Benefits Not Assignable

         Benefits provided under the Plan may not be assigned or alienated except to the extent provided in a Qualified Domestic Relations Order and except upon withdrawal pursuant to Section J of
Article III hereof or as otherwise provided by regulations or rulings issued by the Treasury Department.


E.       Benefits Payable to Minors, Incompetents and Others

         In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrative Committee, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his property, or otherwise is in such position or condition that the Administrative Committee believes that he could not utilize the benefit for his support or welfare, the Administrative Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

F.       Merger

         The merger or consolidation of the Company with any other person, or the transfer of the assets of the Company to any other person, or the merger of the Plan with any other plan shall not constitute a termination of the Plan.

         The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

G.       Participation in the Plan by an Affiliate

         1. By appropriate corporate action, any Affiliate may adopt the Plan. Such Affiliate shall determine the classes of its Employees who shall be Eligible Employees.

         2. By appropriate corporate action, a Participating Affiliate may terminate its participation in the Plan and at any time may redetermine which classes of its Employees shall be Eligible
Employees.

         3. By appropriate corporation action, a Participating Affiliate may withdraw from the Plan and the Trust. Such withdrawal shall be deemed an adoption by such Participating Affiliate of a plan and trust identical to the Plan and the Trust, except that all references to the Company shall be deemed to refer to such Participating Affiliate. At such time and in such manner as the Company directs, the assets of the Trust allocable to Employees of such Participating Affiliate shall be transferred to the Trust deemed adopted by such Participating Affiliate.

         4. A Participating Affiliate shall have no power with respect to the Plan except as specifically provided herein.

H.       Expenses

         All expenses of the Plan and the Trust shall be paid from the Trust unless paid by an Employer.

I.       Benefits Under Other Plans

         The benefits of a Participant who terminates participation under other plans shall be determined under the provisions of such plans, whichever is applicable.

J.       Controlling Law

         The Plan is intended to qualify under IRC   401(a) and comply
with ERISA and its terms shall be interpreted accordingly.
Otherwise, the laws of the State of Florida shall control the interpretation and performance of the terms of the Plan.

K.       No Age Limit

         A Participant will not be excluded from participation under the Plan on account of the attainment of a specified age, other than by reason of attaining age 21, nor will benefit accruals or allocations to a Participant's account be reduced or discontinued on account of attainment of a specified age.

                              ARTICLE XIII

                          Top-Heavy Provisions

         This Article shall become effective in any Plan Year in which the Plan is considered to be a Top-Heavy Plan as determined in Section A of this Article.

A.       Determination of Top-Heavy Status

         1. The Plan will be considered a Top-Heavy Plan for any Plan Year if as of the Valuation Date which is on the Determination
Date, the aggregate of the accounts of Key Employees under the Plan exceeds 60 percent of the aggregate of the accounts for all Participants unless the Plan is part of a required or permissive aggregation group which is not top heavy.

         2. The Plan will be considered a Top-Heavy Plan for the Plan Year if on the Determination Date the Plan is part of a required aggregation group and the required aggregation group is top heavy.

         3. For purposes of this Article, required aggregation group means each plan of the company and affiliates in which a Key
Employee is a Participant and each other plan of the company and affiliates which enables any plan, in which a Key Employee
participates, to meet the requirements of IRC    401(a)(4) or 410.

         4. For purposes of this Article, permissive aggregation group consists of plans of the company that are required to be aggregated and one or more other plans that satisfy the requirements of IRC
401(a)(4) and 410 when considered together with the required aggregate group.

         5. For purposes of this Article, if a Participant has not received any compensation from the Employer or any Affiliate maintaining the Plan at any time during the five-year period ending on the Determination Date, the account balance of such Participant shall not be considered.

         6. For purposes of this Article, the amount of the account of any Participant shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the five-year period ending on the Determination Date. This shall include distributions under any terminated plan, which, if it had not been terminated, would have been required to be included in an aggregation group.

         7. If any Participant is a non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's account balance shall not be taken into account for purposes of determining top-heavy status under this Article.


         8.  For purposes of this Article, Key Employee is determined
pursuant to IRC   416(i).

         9. Solely for determining if the Plan will be considered a Top-Heavy Plan, the aggregate of the accounts of the non-Key Employees shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and Affiliates, or (b) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the functional accrual rate of IRC 411(b)(1)(C).

B.       Minimum Benefits

         For each Plan Year in which the Plan is top heavy, each non-Key Employee Participant eligible for a contribution or other non-Key
Employees required to be included pursuant to IRC   416(c)(2),
shall receive a minimum contribution (including forfeitures) of the lesser of 3% of Compensation or the highest percent contributed under the Plan for any Key Employee for such Plan Year. Non-Key Employees who are eligible to be Participants but are not because they did not make Regular Contributions shall receive the minimum contribution in any Plan Year in which one is required under this Article. Account balances attributable to required minimum contributions under this Article shall not be forfeited due to the withdrawal of a non-Key Employee of his Regular Contributions.
Neither Before-Tax Contributions nor Matching Contributions may be taken into account for the purpose of satisfying the minimum contribution requirements of this Section B."

C.       Maximum Compensation

         For any Plan Year in which the Plan is top heavy, the
compensation limitation of IRC   416(d) shall apply.  Compensation
for this purpose is the same as defined under IRC   415.

D.       Minimum Vesting

         1. For any Plan Year in which the Plan is top heavy, the following vesting schedule shall be applied to the extent such schedule provides a higher vesting percentage than the vesting schedule under Section A of Article IV:

                      Completed Years                    Vesting
                           of Service                 Percentage

                         1 or less                            0%
                                 2                           20%
                                 3                           40%
                                 4                           60%
                                 5                           80%
                                 6                          100%

         2. For any Plan Year in which the Plan is not top heavy after a Plan year in which the Plan is top heavy, the vesting schedule under Section A of Article IV shall apply; provided, however, that the vesting percent of a Participant shall never be lower than the percent obtained under this Schedule during a Top-Heavy Year and a Participant with at least three years of Vesting Service during a Top-Heavy Plan Year shall have the Vesting Schedule of this Section apply.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name by its proper officers and its corporate seal to be hereto affixed this _______ day of ________________, 1992, effective as of July 1, 1989.


                                  WINN-DIXIE STORES, INC.


                                  By:_______________________________
                                       Its                      President

                                  Attest:___________________________
                                       Its                      Secretary

(CORPORATE SEAL)